EXECUTION COPY

PLATEAU FORWARD SALE AGREEMENT

between

ANOORAQ RESOURCES CORPORATION
Registration number 10022-2033
(Anooraq)

and

CENTRAL PLAZA INVESTMENTS 78 (PROPRIETARY) LIMITED (to be renamed
PELAWAN FINANCE SPV (PROPRIETARY) LIMITED)
Registration Number 2006/032879/07
(Pelawan SPV)

and

PLATEAU RESOURCES (PROPRIETARY) LIMITED
Registration number 1996/013879/07
(Plateau)

THIS AGREEMENT is dated 12 June 2009 and made between:

(1)	ANOORAQ RESOURCES CORPORATION, registration number 10022-2033, a company incorporated under the laws of Canada (Anooraq);

(2)	PLATEAU RESOURCES (PROPRIETARY) LIMITED, registration number 1996/013879/07, a company incorporated under the laws of South Africa (Plateau); and

(3)

CENTRAL PLAZA INVESTMENTS 78 (PROPRIETARY) LIMITED (to be renamed PELAWAN FINANCE SPV (PROPRIETARY) LIMITED), registration number 2006/032879/07, a company incorporated under the laws of South Africa (Pelawan SPV).

The Parties agree as set out below.

1.	Definitions and interpretation

1.1

Words and expressions not otherwise defined in this Agreement shall bear the meaning given to them in the RPM Funding Common Terms Agreement (as defined below). In addition, unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

1.1.1	Agreement means this Plateau Forward Sale Agreement;

1.1.2

B1 Preference Shares means the 115 800 cumulative, convertible preference par value shares of R1.00 each and share premium of R9 498.14 each, in the share capital of Pelawan SPV, subscribed for by RPM and defined as the "RPM Pelawan SPV B1 Preference Shares" under the RPM Funding Common Terms Agreement;

1.1.3

B2 Preference Shares means the 115 800 cumulative, convertible preference par value shares of R1.00 each and share premium of R4 836.29 each, in the share capital of Plateau, subscribed for by Pelawan SPV and defined as the "Pelawan SPV Plateau B2 Preference Shares" under the RPM Funding Common Terms Agreement;

1.1.4

B3 Preference Shares means the 111 600 cumulative, convertible preference par value shares of R1.00 each and share premium of R4 836.29 each, in the share capital of Plateau, subscribed for by Pelawan SPV and defined as the "Pelawan SPV Plateau B3 Preference Shares" under the RPM Funding Common Terms Agreement;

1.1.5	Parties means the parties to this Agreement, being Anooraq, Plateau and Pelawan SPV;

1.1.6	RPM Funding Common Terms Agreement means the written common terms agreement dated on or about the Signature Date between inter alia Anooraq, Plateau and Pelawan SPV; and

1.1.7

RPM Pelawan SPV B1 Preference Share Terms means the rights and privileges attaching to a B1 Preference Share, as detailed in Schedule 2 to the RPM Pelawan SPV B1 Preference Share Subscription Agreement;

1.1.8	Signature Date means the date of the signature of the Party last signing this Agreement.

1.2

The provisions of clauses 1.2 to 1.12 (inclusive), 20 (Notices and Domicilia), 21 (Governing Law), 22 (Jurisdiction), 23 (General) and 25 (Counterparts) of the RPM Funding Common Terms Agreement are incorporated by reference into this Agreement as if repeated herein in full.

1.3	In the event of a conflict between the terms of this Agreement and the RPM Funding Common Terms Agreement the provisions of this Agreement shall prevail to the extent of the conflict.

2.	Introduction

2.1	Plateau has procured funding from a number of sources in order to meet its payment obligations under the Acquisition.

2.2	In this regard, RPM and Pelawan SPV have entered into the RPM Pelawan SPV B1 Preference Share Subscription Agreement.

2.3	Pelawan SPV and Plateau have entered into the Pelawan SPV Plateau B2 Preference Share Subscription Agreement and the Pelawan SPV Plateau B3 Preference Share Subscription Agreement.

2.4

In accordance with the RPM Pelawan SPV B1 Preference Share Terms, RPM has the right and option to require that the B1 Preference Shares (or part thereof) be Converted into such number of Pelawan SPV Ordinary Shares, as is determined for value in accordance with the Conversion formulae set out under the RPM Pelawan B1 Preference Share Terms, which option is capable of being exercised at any time after the Issue Date and before the Final Conversion Date pursuant to delivery by RPM to Pelawan SPV of a Conversion Notice or, in the

absence of delivery of such Conversion Notice, the B1 Preference Shares will automatically Convert on the Final Conversion Date.

2.5	The Conversion of B1 Preference Shares may result in the declaration and payment of a B1 Preference Dividend in respect of the B1 Preference Shares.

2.6

The delivery of a Conversion Notice and the subsequent Conversion of the B1 Preference Shares will result in the automatic Conversion of a pro rata number of B2 Preference Shares and B3 Preference Shares into Plateau 2 Converted Shares and Plateau 3 Converted Shares, respectively.

2.7

Similarly, the Conversion of the B2 Preference Shares and the B3 Preference Shares may result in the declaration of a B2 Preference Dividend and a B3 Preference Dividend in respect of the B2 Preference Shares and the B3 Preference Shares. In such circumstances, Pelawan SPV will use:

2.7.1	all of the cash proceeds of the B2 Preference Dividend to subscribe for the Plateau 2 Subscription Shares; and

2.7.2	all of the cash proceeds of the B3 Preference Dividend to subscribe for Plateau 3 Subscription Shares.

2.8	This Agreement sets out the terms and conditions under which Pelawan SPV sells to Anooraq:

2.8.1

all of the Plateau 2 Shares which Pelawan SPV holds immediately following Conversion and subscription, if applicable, in exchange for the issue and allotment of such number of Anooraq 2 Consideration Shares; and

2.8.2

all of the Plateau 3 Shares which Pelawan SPV holds immediately following Conversion and subscription, if applicable, in exchange for the issue and allotment of such number of Anooraq 3 Consideration Shares, in each case, for delivery and settlement by Anooraq on the Conversion Date.

3.	Conversion process

3.1

In accordance with the Conversion formulae set out under the Pelawan SPV Plateau B2 Preference Share Terms, the Pelawan SPV Plateau B3 Preference Share Terms and the Conversion Implementation Agreement, the Market Value of the Anooraq Common Shares will determine inter alia:

3.1.1	the number of B2 Preference Shares and B3 Preference Shares to be Converted into Plateau 2 Converted Shares and Plateau 3 Converted Shares;

3.1.2	the B2 Preference Dividend and B3 Preference Dividend to be declared and paid by Plateau to Pelawan SPV in respect of the B2 Preference Shares and B3 Preference Shares, if applicable; and

3.1.3

the additional number of Plateau 2 Subscription Shares and Plateau 3 Subscription Shares to be subscribed for by Pelawan SPV using all of the cash proceeds of the B2 Preference Dividend and B3 Preference Dividend.

3.2

The Conversion of B2 Preference Shares into Plateau 2 Ordinary Shares and B3 Preference Shares into Plateau 3 Ordinary Shares, the payment of a B2 Preference Dividend and a B3 Preference Dividend and subsequent subscription by the Pelawan SPV for the Plateau 2 Subscription Shares and the Plateau 3 Subscription Shares, will result in Pelawan SPV holding Plateau 2 Shares and Plateau 3 Shares.

4.	Forward sale

4.1

The Parties agree that as at each Conversion Date, Pelawan SPV sells to Anooraq (and Anooraq accepts the sale of) the Plateau 2 Shares and the Plateau 3 Shares. The purchase consideration of this sale is the issuing and allotment by Anooraq of the Anooraq 2 Consideration Shares and Anooraq 3 Consideration Shares to Pelawan SPV on the Conversion Date in accordance with clause 6.2.

4.2	Ownership of, and the risk in and benefit of, the Plateau 2 Shares and the Plateau 3 Shares shall pass to Anooraq on and with effect from the Conversion Date.

4.3	Ownership of, and the risk in and benefit of, the Anooraq 2 Consideration Shares and Anooraq 3 Consideration Shares shall pass to Pelawan SPV on and with effect from the Conversion Date.

5.	Securities transfer tax

Plateau must pay any securities transfer tax applicable to a transfer of Plateau 2 Shares and Plateau 3 Shares from Pelawan SPV to Anooraq in terms of section 6(2) of the STT Act and any interest and penalties thereon, if applicable.

6.	Implementation of the Forward Sale

On each Conversion Date:

6.1	Pelawan SPV shall deliver to Anooraq:

6.1.1

the original share certificates in respect of the Plateau 2 Shares and Plateau 3 Shares, together with duly completed instruments of transfer, required in terms of section 133(2) of the Companies Act, signed by Pelawan SPV as transferor (and dated not more than 5 days before the Conversion Date) and specifying Anooraq as transferee; and

6.1.2	a certified copy of resolutions of the directors of Pelawan SPV:

6.1.2.1	approving the transfer of the Plateau 2 Shares and Plateau 3 Shares; and

6.1.2.2	directing the transfer secretary of Pelawan SPV to procure the registration of transfer of the Plateau 2 Shares and Plateau 3 Shares to and in the name of Anooraq; and

6.2	against compliance by Pelawan SPV with clause 6.1, Anooraq must immediately:

6.2.1	issue and allot the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares to Pelawan SPV and provide Pelawan SPV with written proof thereof; and

6.2.2

deliver to Pelawan SPV a certified copy of resolutions of the directors of Anooraq approving the issue and allotment of the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares to Pelawan SPV.

7.	Co-operation and support

7.1

Each of the Parties undertake (at its own expense) to co-operate and assist the other Parties by providing any requesting Party with such information, records and documents pertaining to the Parties as may be reasonably required from time to time by the requesting Party for accounting purposes and/or for the preparation and/or filing by the requesting Party of any submissions to any relevant tax authorities or any other regulatory authorities from time to time.

7.2	Each of the Parties agree to the extent that it is within its power to do so, to take all steps necessary to give effect to the provisions of this Agreement. In particular, Pelawan SPV and Anooraq undertake to take all steps necessary to pass the requisite special resolutions to give effect to the terms and conditions of this Agreement in accordance with the provisions of sections 85 to 89 of the Companies Act.

8.	Representations and warranties

8.1	Pelawan SPV is acquiring the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares as principal for its own account and not for the benefit of any other person.

8.2	Pelawan SPV is resident in, or otherwise subject to, the applicable laws of South Africa.

8.3

Pelawan SPV is not (and is not purchasing the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares for the account or benefit of) a U.S. Person and did not execute or deliver this Agreement in the United States.

8.4

Pelawan SPV has not received or been provided with a prospectus, offering memorandum or similar document or any sales or advertising literature and the decision to enter into this Agreement and acquire the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares has not been based on representations as to fact or otherwise made by or on behalf of Anooraq except as expressly set forth herein.

8.5	No person has made to Pelawan SPV any written or oral representation:

8.5.1

that any person will refund or return the consideration payable in respect of any of the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares to be acquired by Pelawan SPV hereunder; or

8.5.2	as to the future price or value of any of the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares.

8.6

Pelawan SPV is knowledgeable of, or has been independently advised as to, the applicable laws of Pelawan SPV’s jurisdiction of residence which would apply to the transactions contemplated by this Agreement, if there are any, and the issuance of the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares to Pelawan SPV contemplated hereunder complies with all such applicable laws and save as provided in this Agreement will not cause Anooraq to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws to which Anooraq is not already subject.

9.	Acknowledgements, agreements and certifications

9.1	Pelawan SPV, acknowledges, agrees and certifies as follows:

9.1.1	that it is not a resident of British Columbia or any other provinces or territories of Canada;

9.1.2

no securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares;

9.1.3

Anooraq has advised Pelawan SPV that Anooraq is relying on an exemption from the requirements to provide Pelawan SPV with a prospectus and to sell the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares through a person registered to sell securities under the Securities Act (British Columbia) and other applicable securities laws and, as a consequence of acquiring the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia) and other applicable securities laws, including statutory rights of rescission or damage, will not be available to Pelawan SPV;

9.1.4

the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares will be subject to statutory resale restrictions under applicable securities laws, and Pelawan SPV covenants that it will not resell or transfer the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares except in compliance with such laws, and Pelawan SPV acknowledges that it is solely responsible (and Anooraq is in no way responsible) for such compliance;

9.1.5

The certificates representing the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares will bear, as of the Closing Date, the following legends as required by National Instrument 45-102 Resale of Securities of the Canadian securities regulatory authorities, with the necessary information inserted, and Pelawan SPV agrees to comply with the terms of such legends:

9.1.6

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE RELEVANT CONVERSION DATE TO BE INSERTED].”

9.1.7

in addition, the certificates representing the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares will also bear a legend substantially in the following form as required by the TSX- Venture Exchange and Pelawan SPV agrees to comply with the terms of such legend:

9.1.8

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE RELEVANT CONVERSION DATE TO BE INSERTED].”

9.1.9

If required by applicable securities laws or by Anooraq, Pelawan SPV will execute, deliver and file or assist Anooraq in filing such reports, undertakings and other documents with respect to the issue of the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares as may be required by any securities commission, stock exchange or other regulatory authority;

9.1.10

The Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares have not been and will not be registered under the U.S. Securities Act and may not be offered or sold in the United States or to U.S. persons unless registered under such act or an exemption from the registration requirements of such act is available;

9.1.11	There is no government or other insurance covering the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares.

9.2	Anooraq acknowledges, agrees and certifies as follows:

9.2.1

if required by applicable securities laws, it will execute and file, together with the prescribed fees, all documentation required by the applicable securities laws or by any legislation or order in force in its jurisdiction of residence or to which it may be subject, within the time limits prescribed to permit the subscription for, and issuance of, the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares;

9.2.2

if required by applicable securities laws or by Pelawan SPV it will execute, deliver and file or assist Pelawan SPV in filing such reports, undertakings and other documents with respect to the issue of the Anooraq 2 Consideration Shares and the Anooraq 3 Consideration Shares as may be required by any securities commission, stock exchange or other regulatory authority.

10.	Reliance on representations, warranties, covenants, certifications and acknowledgements

Each of the Parties acknowledge that the other Parties will rely on the representations and warranties, covenants, certifications and acknowledgements made in this Agreement in completing the transactions contemplated by this Agreement.

11.	Breach

11.1

If a Party breaches any material provision of this Agreement and remains in breach for 5 Business Days after written notice to that Party requiring that Party to rectify that breach, each of the aggrieved Parties shall be entitled (without derogating from any of its other rights or remedies under this Agreement or subject to clause 11.2, at law) to sue for immediate specific performance of any of the defaulting Party's obligations under this Agreement, whether or not such obligation is then due, and to claim any damages it has suffered.

11.2	The Parties are not entitled to cancel this Agreement.

Signed at	on	2009

Witness	for	Anooraq Resources Corporation

/s/ signed		/s/ signed

		duly authorised and warranting such
		authority

Signed at	on	2009

Witness	for	Plateau Resources (Proprietary)
		Limited

/s/ signed		/s/ signed

		duly authorised and warranting such
		authority

Signed at	on	2009

Witness	for	Central Plaza Investments 78
		(Proprietary) Limited (to be renamed
		Pelawan Finance SPV (Proprietary)
		Limited)

/s/ signed		/s/ signed

		duly authorised and warranting such
		authority